Exhibit 99.1

GameSquare Closes FanEngine Transaction

FanEngine adds IP assets that build valuable, direct relationships with fans across global sports, music and entertainment franchises

Peaky Blinders, a globally recognized entertainment brand, is expected to launch in the fourth quarter of 2026

GameSquare reiterates 2027 guidance

FRISCO, TEXAS / October 26, 2026 – GameSquare Holdings, Inc. (Nasdaq: GAME) (“GameSquare” or the “Company) today announced that it has completed the acquisition (the “Transaction”) of sports, music and entertainment IP assets from FanEngine Holdings Ltd. (“FanEngine”) as contemplated by the previously announced contribution agreement. The Transaction closed following approval by GameSquare stockholders at the special meeting held on October 22, 2026.

With the Transaction closed, GameSquare moves from reaching fans on behalf of others to owning and monetizing fan relationships directly. The Company’s data, creator, agency and media businesses now sit alongside FanEngine’s rights to globally recognized franchises and its platform for turning audiences into known, first-party fan communities.

GameSquare expects the transaction to:

●	Deliver a step change in scale and profitability. For 2027, GameSquare expects revenue of over $150 million, gross margin above 50% and adjusted EBITDA of more than $30 million.
●	Leverage existing infrastructure to drive operating efficiencies. FanEngine is expected to require limited incremental overhead and operating expenses, allowing GameSquare to leverage its existing infrastructure and capabilities to convert incremental gross profit dollars into higher adjusted EBITDA and operating profitability.
●	Contribute immediately to fourth quarter 2026 results. FanEngine is expected to be immediately accretive to adjusted EBITDA. The Company expects FanEngine to contribute to its 2026 proforma outlook of $85+ million in revenue and $5+ million in adjusted EBITDA.
●	Produce higher-quality revenue. FanEngine adds recurring, direct-to-fan revenue streams, including rewards, merchandise and commerce, ticketing, live and in-real-life experiences, licensing and brand partnerships, alongside GameSquare’s existing services revenue.
●	Provide unique ownership of compelling IP economics. The portfolio includes rights and relationships tied to Peaky Blinders, Simon’s Cat and 15 global athletes, including The Two Robbies & Friends and Ben Stokes, with a growing pipeline across entertainment franchises, sports and music artists.
●	Capture margin through integration. FanEngine has relied on third parties for production, events, commerce and gamification. GameSquare performs these functions in-house and expects to bring that spend inside the Company.

Adjusted EBITDA guidance excludes items such as transaction costs, impairments and other one-time expenses. A reconciliation is not provided due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation and the unreasonable efforts such reconciliation would require.

“Closing this transaction marks the start of a new chapter in GameSquare’s evolution,” said Justin Kenna, Chief Executive Officer of GameSquare. “We have built best-in-class capabilities to measure, reach and engage audiences at scale. With the ability to own the fan relationship and earn from it repeatedly, FanEngine adds an important piece to our ecosystem. We expect that to show up in our results quickly, with FanEngine contributing to our 2026 proforma outlook and supporting 2027 guidance of more than $150 million in revenue and more than $30 million in adjusted EBITDA. Our focus now is integrating the acquisition and executing new commercial opportunities for our owned IP assets.”

“FanEngine represents a significant opportunity to unlock the commercial value of direct relationships between IP owners, talent, creators and their audiences,” said Ben Hugo on behalf of FanEngine. “By combining premium IP with fan identity and monetization capabilities, we transform fragmented audience engagement into direct, data-driven fan relationships that can generate actionable insights and recurring revenue. GameSquare’s infrastructure, commercial reach and scale position us to accelerate this model across multiple IP properties, creating a platform for sustainable growth and long-term shareholder value.”

Use of Non-GAAP Financial Measures

This release includes measures that are not in accordance with U.S. generally accepted accounting principles (“GAAP”). Other than with respect to revenue and gross margin, GameSquare only provides guidance on a non-GAAP basis. GameSquare does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP) to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because other deductions used to calculate projected net income (loss) vary dramatically based on actual events, GameSquare is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amount of these deductions may be material and, therefore, could result in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP).

About GameSquare Holdings, Inc.

GameSquare (Nasdaq: GAME) is a cutting-edge media, entertainment, and technology company transforming how brands and publishers connect with Gen Z, Gen Alpha and Millennial audiences. With a platform that spans award-winning creative services, advanced analytics and FaZe Esports, one of the most iconic gaming organizations, we operate one of the largest gaming media networks in North America. As a digital-native business, GameSquare provides brands with unparalleled access to world-class creators and talent, delivering authentic connections across gaming, esports and youth culture. Complementing our operating strategy, GameSquare has developed an innovative treasury management program designed to generate yield and enhance capital efficiency, reinforcing our commitment to building a dynamic, high-performing media company at the intersection of culture, technology and next-generation financial innovation.

To learn more, visit www.gamesquare.com.

About FanEngine

FanEngine is a technology, media and fan-economy asset aggregator whose assets enable IP owners across sports, music and entertainment to build direct relationships with their audiences and unlock new recurring revenue streams. Through a proprietary technology stack combining fan identity, behavioral intelligence, AI, gaming and blockchain infrastructure, FanEngine transforms fragmented audiences into consent-based, first-party fan communities. Its products and services span content, community, gaming, ticketing, merchandise, digital ownership, rewards and commerce, connecting physical and digital experiences throughout the fan journey. Designed to integrate with existing brands, creators, audiences and distribution platforms, FanEngine provides scalable infrastructure and monetization tools that deepen engagement, expand commercial opportunities and create lasting value for IP owners, brands and their audiences.

For more information, visit www.fanengine.tech.

Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “targets,” “projects,” “believes,” “estimates,” “potential” or “continue,” or the negatives of these terms or other comparable terminology. Forward-looking statements in this press release include, among others, statements regarding: the anticipated impact and timing of the benefits, if any, of the Transaction; the achievement of the financial milestones and the issuance of the related equity; the Company’s future performance, including earnings, profitability and revenue, the success of the Transaction and integration; and the Company’s ability to execute on its current and future business plans and strategy. Forward-looking statements are based on management’s current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including, among others: the Company’s ability to continue as a going concern; the risk that the financial milestones are not achieved in whole or in part; dilution resulting from the issuance of equity in the transaction; the Company’s ability to integrate the Transaction; the Company’s ability to achieve its objectives, successfully execute its growth strategy, obtain future financings or complete offerings on acceptable terms; failure to leverage the Company’s portfolio across entertainment and media platforms; dependence on the Company’s key personnel; general business, economic, competitive, political and social uncertainties; and the other risks and uncertainties described under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, available at www.sec.gov. Forward-looking statements speak only as of the date of this press release. Except as may be required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. You should not place undue reliance on any forward-looking statement.

Contacts

GameSquare Investor Relations

Andrew Berger

Phone: (216) 464-6400

Email: ir@gamesquare.com

GameSquare Media Relations

Email: pr@gamesquare.com

FanEngine Investor Relations

Marco Baccanello

Phone: +44 7703 724179

Email: marco@fanengine.tech